UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, John Kaldi was appointed to the Board of Directors of Sentry Petroleum Ltd.

Since July of 2005, Dr. Kaldi has held the position of Director or research, Storage and Education and Training Programs, Australian Cooperative Research Centre for Greenhouse Gas Technologies (CO2CRC). Responsibilities include supervision of 25+ researchers in multi-disciplinary, multi-institutional, multi-locational research program to determine feasibility and potential sites for geosequestration of CO2. From 2003 - 2005 Dr Kaldi was Head of School, Australian School of Petroleum (ASP), University of Adelaide. Responsibilities include management of largest University petroleum research organisation in Australia, comprising 35 full-time staff and 150+ students in the fields of Petroleum Geoscience, Engineering and Management; with annual budget of over $6.5 million. Prior to 2003 he was Director, National Centre for Petroleum Geology & Geophysics (NCPGG), University of Adelaide. 1995-1997 he held the position of Chief Development Geologist ARCO Bali North, Jakarta, Indonesia. Between 1991-1995 he worked as Geological specialist for ARCO Indonesia and from 1987 to 1991 he was senior reservoir geologist with ARCO Oil and Gas Co., Plano, Texas, working on various teams responsible for production of fields in Alaska, North Sea, and Indonesia. Dr. Kaldi is not a director of any other reporting companies.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:
99.1 Press Release dated April 23, 2008: RENOWNED GEOLOGIST JOINS SENTRY PETROLEUM'S BOARD OF DIRECTORS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

ALAN HART Alan Hart	President, Chief Executive Officer, Chief Financial Officer and Director	April 23, 2008